UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

AUGUST TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street

Bloomington, Minnesota 55545

(Address of Principal Executive Offices)  (Zip Code)

(952) 820-0080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

                In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934,  Stanley D. Piekos, Chief Financial Officer of August Technology Corporation (the “Company”); Michael P. Plisinski, Vice President of Engineering of the Company; and Cory M. Watkins, Chief Technology Officer of the Company, each adopted a separate trading plan (the “Plan”) to provide for an orderly disposition of shares of the Company’s Common Stock (the “Stock”).

                Mr. Piekos’s Plan, which was adopted on August 30, 2005, provides for (i) the exercise of stock options to purchase 61,900 shares prior to the record date (the “Record Date”) of the proposed meeting of the Company’s shareholders to consider and vote upon the Agreement and Plan of Merger dated June 27, 2005 by and among Rudolph Technologies, Inc., NS Merger Sub, Inc. and the Company and (ii) the sale of 16,030 shares of Stock following the Record Date to partially cover the costs incurred in exercising the options.  Following consummation of the proposed merger, Mr. Piekos will continue to be employed by Rudolph Technologies, Inc. as Chief Corporate Development Officer.  In anticipation of the changes in his title, authority and reporting responsibilities following the merger, Mr. Piekos has agreed that these changes would not be considered “good reason” under his employment agreement and, accordingly, would not permit him to terminate his employment agreement and receive severance benefits.

                Mr. Plisinski’s Plan, which was adopted on August 30, 2005, provides for the sale of 60,000 shares of Stock subject to certain timing and price limitations up to a maximum of 12,000 shares per week.  Mr. Plisinski currently owns 199,586 shares of the Company’s Stock and will therefore continue to own 139,586 shares if all of the shares covered by his Plan are sold.  Following consummation of the proposed merger, Mr. Plisinski will continue to be employed by Rudolph Technologies, Inc. as Vice President and General Manager—Decision Software Business Unit.  In anticipation of the changes in his title, authority and reporting responsibilities following the merger, Mr. Plisinski has agreed that these changes would not be considered “good reason” under his employment agreement and, accordingly, would not permit him to terminate his employment agreement and receive severance benefits.

                Mr. Watkins’s Plan, which was adopted on August 31, 2005, provides for the exercise of stock options to purchase 15,768 shares and the sale of such shares subject to certain timing and price limitations.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      September 1, 2005

AUGUST TECHNOLOGY CORPORATION

By	/s/ Stan Piekos
Stanley D. Piekos
Chief Financial Officer